Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 20, 2003, relating to the financial statements and financial highlights, which appears in the August 31, 2003 Annual Report to Shareholders of JPMorgan Global Strategic Income Fund and JP Morgan Strategic Income Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the incorporation by reference in the Registration Statement of our report dated April 23, 2004, relating to the financial statements and financial highlights, which appears in the February 29, 2004 Semi Annual Report to Shareholders of JPMorgan Global Strategic Income Fund and JP Morgan Strategic Income Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Accountants”, “Financial Statements” and “Financial Highlights” in those Funds’ N-1A Registration Statement dated December 29, 2003, which is incorporated by reference in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 16, 2003, relating to the financial statements and financial highlights, which appear in the October 31, 2003 Annual Reports to Shareholders of JPMorgan Fleming International Opportunities Fund and JPMorgan Global 50 Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Accountants”, “Financial Statements” and “Financial Highlights” in those Funds’ N-1A Registration Statements dated February 28, 2004 and March 1, 2004, respectively, which are incorporated by reference in the Registration Statement.

We also consent to the reference to us under the heading “Financial Highlights” in the Registration Statement on Form N-14.

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

September 27, 2004